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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements listed below, of our report dated February 15, 2001,except for the thirteenth and last paragraphs of Note 16, as to which the dates are March 2, 2001 and February 27, 2001, respectively, Note 21, as to which the date is March 2, 2001 and paragraphs 14 through 19 of Note 11 as to which the date is November 27, 2001 with respect to the consolidated financial statements, as restated, and schedule of Intermedia Communications Inc. and Subsidiaries included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.

     o (Form S-3 no. 33-99940) pertaining to the registration of warrants issued in connection with the 13.5% Senior Notes Due 2005 and common stock issuable upon exercise of such warrants

     o (Form S-3 no. 333-45019) pertaining to registration of $500,000,000 of Debt Securities, Preferred Stock, Depositary Shares and Common Stock




                                          /s/ Ernst & Young LLP


Tampa, Florida
December 7, 2001